                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                          BROOKTROUT TECHNOLOGY, INC.
                (Name of Registrant as Specified In Its Charter)

                          BROOKTROUT TECHNOLOGY, INC.
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                          BROOKTROUT TECHNOLOGY, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON THURSDAY, MAY 15, 1997

     NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting (the "Annual Meeting") of Stockholders of Brooktrout Technology, Inc. (the "Company") will be held on Thursday, May 15, 1997 at 10:00 a.m., local time, at Fleet National Bank, 75 State Street, Boston, Massachusetts 02109 for the following purposes:

          1. To elect two Class II Directors, each to serve for a three-year term until the year 2000 annual meeting of stockholders and until their respective successors are duly elected and qualified;

          2. To consider and act upon a proposal to ratify and approve the selection of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 1997; and

          3. To consider and act upon any other matters which may properly be brought before the Annual Meeting and any adjournments or postponements thereof.

     Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned, or to which the Annual Meeting may be postponed.

     The Board of Directors has fixed the close of business on March 21, 1997 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Only stockholders of record of the Company's common stock, $.01 par value per share (the "Common Stock"), at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

     You are requested to fill in and sign the enclosed form of proxy which is solicited by the Board of Directors and to mail it promptly in the enclosed postage-prepaid envelope. Any proxy may be revoked by delivery of a later dated proxy. Stockholders of record who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy.

                                            By Order of the Board of Directors,

                                            DAVID W. DUEHREN
                                            Clerk

Needham, Massachusetts
April 4, 1997

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. IF YOU WISH TO VOTE YOUR SHARES IN PERSON AT THE MEETING, YOUR PROXY MAY BE REVOKED.

                          BROOKTROUT TECHNOLOGY, INC.
                                410 FIRST AVENUE
                          NEEDHAM, MASSACHUSETTS 02194

                         ------------------------------

                                PROXY STATEMENT

                         ------------------------------

                    FOR 1997 ANNUAL MEETING OF STOCKHOLDERS

                      TO BE HELD ON THURSDAY, MAY 15, 1997

                                                                   April 4, 1997

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Brooktrout Technology, Inc. (the "Company") from holders of the outstanding shares of capital stock of the Company for use at the 1997 Annual Meeting of Stockholders of the Company to be held on Thursday, May 15, 1997, and any adjournments or postponements thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting.

     This proxy statement, the accompanying Notice of Annual Meeting and the Proxy Card are first being sent to stockholders on or about April 4, 1997. The Board of Directors has fixed the close of business on March 21, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). Only stockholders of record of the Company's common stock, par value $.01 per share (the "Common Stock"), at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 10,686,352 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Holders of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share.

     The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares that reflect abstentions or "broker nonvotes" (i.e., shares represented at the meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and, with respect to one or more but not all issues, such brokers or nominees do not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting. Abstentions and broker nonvotes will have no impact on the outcome of the vote on a particular proposal presented at the meeting. With respect to the election of directors, votes may only be cast in favor of or withheld from each nominee, votes that are withheld will be excluded entirely from the vote and will have no effect.

     STOCKHOLDERS OF THE COMPANY ARE REQUESTED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE. SHARES REPRESENTED BY A PROPERLY EXECUTED PROXY RECEIVED PRIOR TO THE VOTE AT THE ANNUAL MEETING AND NOT REVOKED WILL BE VOTED AT THE ANNUAL MEETING AS DIRECTED IN THE PROXY. IF A PROPERLY EXECUTED PROXY IS SUBMITTED AND NO INSTRUCTIONS ARE GIVEN, THE PROXY WILL BE VOTED FOR (i) THE ELECTION OF THE NOMINEES FOR CLASS II DIRECTORS OF THE COMPANY NAMED IN THIS PROXY STATEMENT; AND (ii) THE RATIFICATION AND APPROVAL OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE CURRENT FISCAL YEAR. IT IS NOT ANTICIPATED THAT ANY MATTERS OTHER THAN THOSE SET FORTH IN THIS PROXY STATEMENT WILL BE PRESENTED AT THE ANNUAL MEETING. IF OTHER MATTERS ARE PRESENTED, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS.

     A stockholder of record may revoke a proxy at any time before it has been exercised by filing a written revocation with the Clerk of the Company at the address of the Company set forth above, by filing a duly executed proxy bearing a later date, or by appearing in person and voting by ballot at the Annual Meeting. Any stockholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy.

     The Annual Report of the Company, including financial statements for the fiscal year ended December 31, 1996 ("Fiscal 1996"), is being mailed to stockholders concurrently with this proxy statement. The Annual Report, however, is not part of the proxy solicitation materials, except for certain parts of the Annual Report which are expressly incorporated by reference herein. See "Incorporation of Certain Documents by Reference."

PRINCIPAL STOCKHOLDERS

     The following table presents information as to the persons or entities known to the Company to be beneficial owners of more than 5% of the Common Stock of the Company on January 31, 1997. The information in the table is given as of January 31, 1997. Such information was provided by the person listed.

                                                                                SHARES
 NAME AND ADDRESS                                                            BENEFICIALLY
OF BENEFICIAL OWNER                                                            OWNED(L)     PERCENT
-------------------                                                          ------------   -------
George D. Bjurman & Associates.............................................     717,695       6.7%
  10100 Santa Monica Boulevard
  Suite 1200
  Los Angeles, CA 90067

Pilgrim Baxter & Associates, Ltd. .........................................     710,700       6.7%
  11255 Drummers Lane
  Suite 300
  Wayne, PA 19087

---------------
(1) Based upon Schedule 13G filed with the Securities and Exchange Commission reporting beneficial ownership.

                        ELECTION OF A CLASS OF DIRECTORS

                           (ITEM 1 OF THE PROXY CARD)

     The Board of Directors of the Company is comprised of six members and is divided into three classes, with the Directors in each class serving for a term of three years and until their successors are duly elected and qualified. As the term of one class expires, a successor class is elected at each annual meeting of stockholders.

     At the Annual Meeting, two Class II Directors will be elected to serve until the 2000 Annual Meeting and until their successors are duly elected and qualified. The Board of Directors has nominated Patrick T. Hynes and W. Brooke Tunstall to serve as Class II Directors (the "Nominees"). Each of the Nominees is currently serving as a Director of the Company. The Board of Directors anticipates that each of the Nominees will serve, if elected, as Director. However, if any person nominated by the Board of Directors is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

     The affirmative vote of the holders of a plurality of the shares of Common Stock present or represented at the Annual Meeting is required for the election of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES.

INFORMATION REGARDING NOMINEES AND DIRECTORS

     The following table sets forth certain information with respect to the two Nominees for election as Directors at the Annual Meeting and those continuing Directors of the Company whose terms expire at the annual meetings of stockholders in 1998 and 1999, based on information furnished to the Company by each Director as of January 31, 1997.

     NAME AND PRINCIPAL                                                               DIRECTOR
OCCUPATION FOR PAST FIVE YEARS                                                   AGE    SINCE
------------------------------                                                   ---   --------
CLASS II NOMINEES FOR ELECTION AT 1997 ANNUAL MEETING - TERM TO EXPIRE IN 2000
Patrick T. Hynes...............................................................  37      1984
  Vice President of Advanced Product Engineering since January 1994 and a
  Director of the Company since the Company's inception in 1984. Mr. Hynes was
  Vice President of Engineering from the Company's inception to December 1993.

W. Brooke Tunstall.............................................................  75      1990
  President of Brooke Tunstall Associates since January 1, 1985, and a Senior
  Advisor to Mercer Management Consulting, a subsidiary of Marsh and McLennan,
  Inc., from November 1987 to January 1994.

CLASS III CONTINUING DIRECTORS - TERM TO EXPIRE IN 1998

Eric R. Giler..................................................................  41      1984
  President and Director of the Company since the Company's inception in 1984 and Director of NeTegrity, Inc.

Robert G. Barrett..............................................................  52      1990
  General Partner of Battery Ventures, L.P. since 1984; Director of Marcam
  Corporation, Peerless Systems Corp. and various privately-held high technology companies.

CLASS I CONTINUING DIRECTORS - TERM TO EXPIRE IN 1999

David L. Chapman...............................................................  62      1992
  President and Chief Executive Officer of NorthPoint Software Ventures, Inc.
  since February 1992; from March 1990 to February 1992, General Partner and
  Executive Vice President of Landmark Ventures, Inc.; from March 1988 to March
  1990, President and Chief Executive Officer of Computer Power Group,
  Americas; from March 1986 to March 1988, Chairman, Vice Chairman, President
  and Chief Executive Officer of Cullinet Software, Inc.; and Director of
  various privately-held high technology companies.

David W. Duehren...............................................................  38      1984
  Vice President of Research and Development and a Director of the Company
  since the Company's inception in 1984.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

     Board of Directors. The Company has a six member Board of Directors. Pursuant to the terms of the Company's Articles of Organization, the directors are divided into three classes. Class II directors hold office for a term expiring at the Annual Meeting. Class III directors hold office for a term expiring at the annual meeting of stockholders to be held in 1998. Class I directors hold office for a term expiring at the annual meeting of stockholders to be held in 1999. Each director will hold office for the term to which he is elected and until his successor is duly elected and qualified. At each annual meeting of the stockholders of the Company, the successors to the class of directors whose terms expire at that meeting will be elected to hold office for a term continuing until the annual meeting of stockholders held in the third year following the year of their election and the election and qualification of their successors.

     The Board of Directors of the Company held 4 meetings during Fiscal 1996. During Fiscal 1996, each of the Directors attended at least 75% of the total number of meetings of the Board of Directors and of the committees of which he was a member.

     The Company has standing Audit and Compensation Committees.

     Audit Committee. The members of the Audit Committee are Messrs. Barrett, Chapman and Tunstall. The Audit Committee reviews the internal accounting procedures of the Company and consults with and reviews the services provided by the Company's independent auditors. During Fiscal 1996, the Audit Committee held 4 meetings.

     Compensation Committee. The members of the Compensation Committee are Messrs. Barrett, Chapman and Giler. The Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits of all of the officers of the Company and reviews general policy matters relating to compensation and benefits of employees of the Company. During Fiscal 1996, the Compensation Committee of the Company held 2 meetings. The non-employee Directors who are members of the Compensation Committee, Messrs. Barrett and Chapman, also administer the Company's stock option and stock purchase plans.

     The Board of Directors selects nominees for election as Directors of the Company. The Board of Directors will consider a nominee for election to the Board recommended by a stockholder of record if such recommendation is presented on a timely basis in accordance with, and is accompanied by the information required by the Company's By-laws. The Company does not maintain a standing nominating committee.

DIRECTOR COMPENSATION

     Directors of the Company who are also employees receive no additional compensation for their services as directors. Each non-employee director receives an annual director's fee of $10,000, payable quarterly. Each non-employee director also receives $1,000 in connection with each Board of Directors or Committee meeting attended. The Company has implemented its 1992 Stock Incentive Plan which provides that non-employee Directors who are not stockholders who beneficially own 10% or more of the Company's Common Stock or affiliates of such stockholders, will receive stock options according to a specified formula.

OWNERSHIP BY MANAGEMENT OF EQUITY SECURITIES

     The following table shows the beneficial ownership of Common Stock, reported to the Company as of January 31, 1997, including shares as to which a right to acquire ownership within 60 days exists, of each Director and Nominee, the President and the four other most highly compensated executive officers of the Company.

                                                                 AMOUNT AND NATURE OF
                                                                 BENEFICIAL OWNERSHIP     PERCENT
NAME*                                                            OF COMMON STOCK(1)**     OF CLASS
-----                                                            --------------------     --------
Robert G. Barrett..............................................           11,624(2)         +

David L. Chapman...............................................           35,666(3)         +

W. Brooke Tunstall.............................................           36,779(4)         +

Eric R. Giler..................................................          431,520(5)          4.0%

David W. Duehren...............................................          474,249(6)          4.4%

Patrick T. Hynes...............................................          189,984(7)          1.8%

Stephen A. Ide.................................................           96,104(8)         +

Robert C. Leahy................................................          171,162(9)          1.6%

Jonathan J. Sirota.............................................          111,848(10)         1.0%

All Directors and executive officers as a group (9 persons)....        1,558,936(11)        13.6%

---------------

   * Except as otherwise indicated, the address of the beneficial owner is: c/o Brooktrout Technology, Inc., 410 First Avenue, Needham, MA 02194.

  ** Adjusted to give effect to stock splits.

   + Less than 1%.

 (1) The persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to the information contained in the other footnotes to this table.

 (2) Includes 8,908 shares subject to options exercisable within 60 days.

 (3) Includes 4,687 shares subject to options exercisable within 60 days, 11,304 shares held jointly with Mr. Chapman's wife, 4,500 shares held jointly with Mr. Chapman's mother and Mr. Chapman's wife, and 675 shares held by Mr. Chapman's wife, as to which 675 shares he disclaims beneficial ownership.

 (4) Includes 27,654 shares subject to options exercisable within 60 days and 1,125 shares held by Mr. Tunstall's wife, as to which he disclaims beneficial ownership.

 (5) Includes 212,253 shares subject to options exercisable within 60 days, 212,317 shares held jointly with Mr. Giler's wife and 450 shares held by Mr. Giler's minor sons, as to which 450 shares he disclaims beneficial ownership.

 (6) Includes 110,168 shares subject to options exercisable within 60 days.

 (7) Includes 46,878 shares subject to options exercisable within 60 days.

 (8) Includes 96,104 shares subject to options exercisable within 60 days.

 (9) Includes 143,450 shares subject to options exercisable within 60 days.

(10) Includes 93,750 shares subject to options exercisable within 60 days and 450 shares held by Mr. Sirota's wife, as to which shares he disclaims beneficial ownership.

(11) See Notes 2-10 above.

EXECUTIVE COMPENSATION

     Summary of Compensation in Fiscal 1996. The following table sets forth information concerning compensation for services in all capacities awarded to, earned by or paid to the Company's President and the four other most highly compensated executive officers of the Company (the "Named Executives") during Fiscal 1996 and fiscal years 1995 and 1994.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM
                                                                                      COMPENSATION
                                                                                      ------------
                                                                                       SECURITIES
                                                        ANNUAL COMPENSATION            UNDERLYING
                                                   ------------------------------       OPTIONS
           NAME AND PRINCIPAL POSITION             YEAR      SALARY       BONUS          (#)(1)
           ---------------------------             ----     --------     --------     ------------
Eric R. Giler....................................  1996     $194,000     $252,060        112,500
President                                          1995      185,000      124,630             --
                                                   1994      185,000       70,600        112,500

David W. Duehren.................................  1996      147,000      107,537         75,000
Vice President of Research and Development         1995      140,000       56,084             --
                                                   1994      140,000       44,200         75,000

Stephen A. Ide...................................  1996      160,000      156,276         75,000
Sr. Vice President of Sales and Marketing          1995      120,000      123,625             --
                                                   1994      120,000       96,800         75,000

Robert C. Leahy..................................  1996      150,000      139,388         75,000
Vice President of Finance and Operations           1995      142,000       74,778             --
and Treasurer                                      1994      142,000       53,000         75,000

Jonathan J. Sirota...............................  1996      147,000      133,140         75,000
Vice President of Engineering                      1995      140,000       56,084         45,000
                                                   1994      120,000       26,500         30,000

---------------
(1) Adjusted to reflect stock split subsequent to grant.

     Stock Options Granted in Fiscal 1996. In August 1992, the Company implemented the 1992 Plan pursuant to which options to purchase Common Stock of the Company may be granted to non-employee directors, officers and other key employees of the Company. The following table sets forth the stock options granted under the 1992 Plan during Fiscal 1996 to the Named Executives.

                       OPTION GRANTS IN FISCAL YEAR 1996

                                                              INDIVIDUAL GRANTS
                                   -----------------------------------------------------------------------
                                                    PERCENT
                                     NUMBER         OF TOTAL
                                   OF SHARES        OPTIONS        EXERCISE
                                   UNDERLYING      GRANTED TO      OR BASE                        GRANT
                                    OPTIONS       EMPLOYEES IN      PRICE       EXPIRATION        DATE
NAME                               GRANTED(#)     FISCAL YEAR       ($/SH)         DATE         VALUE(1)
----                               ----------     ------------     --------     ----------     -----------
Eric R. Giler....................    112,500           20%          $22.50       6/18/2006      $1,572,840

David W. Duehren.................     75,000           13%          $22.50       6/18/2006      $1,048,560

Stephen A. Ide...................     75,000           13%          $22.50       6/18/2006      $1,048,560

Robert C. Leahy..................     75,000           13%          $22.50       6/18/2006      $1,048,560

Jonathan J. Sirota...............     75,000           13%          $22.50       6/18/2006      $1,048,560

---------------

(1) The estimated grant date present value reflected in this column is determined using the Black-Scholes pricing model. The material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the options reflected above include (i) an exercise price as indicated in the table above; (ii) options are exercised at the end of a five year period; (iii) interest rates representing the interest rate on U.S. Treasury securities with maturity dates of five years as of the date of grant; and (iv) volatility of approximately 66 2/3% calculated using daily stock prices from October 1992 to the date of grant. The ultimate value of the options will depend on the future market price of the Common Stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Common Stock on the date the option is exercised over the exercise price.

     Aggregated Stock Option Exercises in Fiscal 1996 and Stock Option
Values. The following table contains information concerning the value of unexercised stock options held by each executive officer of the Company listed below on December 31, 1996. On December 31, 1996, the last trading day in Fiscal 1996, the last sales price of the Common Stock on the Nasdaq National Market was $28.00 per share.

                         AGGREGATED OPTION EXERCISES IN
                             FISCAL 1996 AND FISCAL
                          YEAR-END 1996 OPTION VALUES

                                                                      NUMBER OF
                                                                     SECURITIES             VALUE OF
                                                                     UNDERLYING            UNEXERCISED
                                    SHARES                           UNEXERCISED          IN-THE-MONEY
                                   ACQUIRED                       OPTIONS AT FISCAL     OPTIONS AT FISCAL
                                      ON                            YEAR-END (#)          YEAR-END (#)
                                   EXERCISE          VALUE          EXERCISABLE/          EXERCISABLE/
              NAME                    (#)          REALIZED       UNEXERCISABLE(1)        UNEXERCISABLE
              ----                 -----------     -----------     -----------------     -----------------
Eric R. Giler...................     31,500         $796,463         212,253/84,375     4,392,097/464,063

David W. Duehren................     45,460         $897,781         110,168/56,250     2,202,863/309,375

Stephen A. Ide..................     33,431         $558,966          96,104/56,250     1,779,386/309,375

Robert C. Leahy.................     32,800         $830,005         143,450/56,250     3,033,261/309,375

Jonathan J. Sirota..............     37,500         $927,647          93,750/56,250     1,720,726/309,375

---------------
(1) Market value of underlying common stock at year-end, minus the exercise price of the options.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors consists of Robert G. Barrett, David L. Chapman and Eric R. Giler. Mr. Giler is the President of the Company. Mr. Giler does not participate in actions or consideration by the Committee with respect to his own compensation, and is not a part of the committee (comprising the other members of the Compensation Committee) which administers the 1992 Plan.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee's executive compensation philosophy (which is intended to apply to all senior management, including Mr. Giler) is to provide a balanced compensation package while recognizing the Company's particular needs. The Compensation Committee seeks to establish competitive levels of compensation, integrate management's pay with the achievement of the Company's performance goals, and assist the Company in attracting and retaining qualified management. With this philosophy in mind, the Company has developed and implemented compensation policies, plans and programs that seek to align closely the financial interests of senior management of the Company with those of the stockholders of the Company and to provide management additional incentive to enhance the sales growth and profitability of the Company, and thus stockholder value.

     Members of senior management of the Company are being compensated substantially in accordance with the terms of the Management Compensation Plan (the "Compensation Plan"), which was established in 1991 and has been updated annually thereafter. The three components of the Compensation Plan are base salary, cash bonuses and incentive stock.

     Base Salary. The Company sets base salary levels for senior management each year based on a number of factors, including the status of the competitive marketplace for such positions (including a comparison of base salaries for comparable positions at comparable companies within the Company's industry), the responsibilities of the position, the experience, and the required knowledge of the individual. Base salary comparisons are based on a number of industry compensation surveys which are available to the Compensation Committee. Companies included in these surveys include a number of companies which are included in the indices shown in the performance comparison on page 10, but also include some companies which are private or are traded in markets other than Nasdaq. The Compensation Committee selected the surveys used in the base salary comparison on the basis of availability and general comparability of the included companies to the Company. The Compensation Committee has attempted to fix base salaries on a basis generally in line with base salary levels for comparable companies.

     Variable Compensation -- Cash Bonuses. The Compensation Plan establishes criteria for awarding cash bonuses to the Company's executive officers based on a percentage of each such officer's base salary and consists of up to three components, weighted differently for different executives: the achievement of Company sales goals, Company profit goals and departmental goals (collectively, the "Bonus Goals"). In the case of Mr. Ide, his cash bonus is also based on a percentage of the Company's gross sales. The Compensation Plan bonus levels for 1996 were established by the Compensation Committee at levels that would make available bonuses a significant part of the total compensation package if Bonus Goals were met, in order that the cash bonus component may act as a substantial performance incentive. The sales and profit components of the cash bonuses are paid quarterly; the department goal component is paid upon the achievement of the objective, on a semiannual basis; and bonuses are paid with respect to the sales or profit goal if the Company achieves 85% of such goal. An additional bonus (based on a percentage of the available bonus) is paid for each percentage point by which sales and profits exceed 100% of the Bonus Goals.

     Incentive Stock. During each fiscal year the non-employee directors who are members of the Compensation Committee may consider granting senior executives of the Company awards under the Company's 1992 Plan. Such awards are based on various factors, including both corporate and individual performance during the preceding year and incentives to reach certain goals during future years. In Fiscal 1996, the Compensation Committee awarded certain stock options to Eric R. Giler, David W. Duehren, Stephen A. Ide, Robert C. Leahy and Jonathan
J. Sirota, which options have an exercise price equal to $22.50 per share, the closing price of the Common Stock as reported by the Nasdaq National Market on June 19, 1996. The vesting of these shares will occur equally over a four year period.

     The non-employee directors who are members of the Compensation Committee also administer the 1992 Stock Purchase Plan. During Fiscal 1996, Mr. Sirota was the only Named Executive who purchased Common Stock under the 1992 Plan.

     Compensation of the President. In January 1996, the Compensation Committee (without the participation of Mr. Giler) determined the compensation of Mr. Giler, the President of the Company (the "President"), for Fiscal 1996 substantially in accordance with the Compensation Plan, which is more particularly described in the foregoing section of this report. The President's base salary was fixed at a level designed to be comparable to the salary of the presidents at similarly situated companies. The cash bonus available to be paid to the President under the Compensation Plan was based upon and determined by Company sales goals, profit goals and organizational goals, and consideration of the actual financial performance of the Company relative to the Compensation Plan and to historical performance in accordance with the rules and procedures described above.

                                            Compensation Committee

                                            Robert G. Barrett
                                            David L. Chapman
                                            Eric R. Giler

COMPARATIVE PERFORMANCE BY THE COMPANY

     The Securities and Exchange Commission requires the Company to present a chart comparing the cumulative total shareholder return on its Common Stock with the cumulative total shareholder return of (i) a broad equity market index and
(ii) a published industry index or peer group. Although such a chart would normally be for a full five-year period, the Common Stock has been publicly traded only since October 20, 1992 and, as a result, the following chart reflects only the period during which the Common Stock has been publicly traded. Such chart compares the Common Stock with (i) the CRSP Total Return Index for The Nasdaq Stock Market (the "Nasdaq Index") and (ii) the Nasdaq Computer & Data Processing Services Stocks Total Return Industry Index (the "Nasdaq Computer Index"). The total return for each of the Company Common Stock, the Nasdaq Index and the Nasdaq Computer Index assumes the reinvestment of dividends, although dividends have not been declared on the Company's Common Stock. This chart assumes an investment of $100 on October 20, 1992 in each of the Common Stock, the stocks comprising the Nasdaq Index and the stocks comprising the Nasdaq Computer Index. The Nasdaq Index tracks the aggregate price performance of all domestic equity securities traded on the Nasdaq National Market and the Nasdaq Small-Cap Market. The Company's Common Stock is traded on the Nasdaq National Market.

     Comparison of Cumulative Total Return among Brooktrout Technology, Inc. Common Stock, the CRSP Total Return Index for The Nasdaq Stock Market and the Nasdaq Computer & Data Processing Services Stocks Total Return Industry Index.

                [BROOKTROUT TECHNOLOGY, INC. PERFORMANCE CHART]

-----------------------------------------------------------------------------------------------------------
                                       10/20/92    12/31/92    12/31/93    12/31/94    12/31/95    12/31/96
-----------------------------------------------------------------------------------------------------------
Brooktrout Technology, Inc.             $100.00     $122.00     $119.00     $ 95.00     $238.00     $525.00
NASDAQ Index                            $100.00     $114.00     $132.00     $128.00     $180.00     $221.00
Computer & Data Processing Index        $100.00     $107.00     $113.00     $137.00     $209.00     $258.00
-----------------------------------------------------------------------------------------------------------


               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

                           (ITEM 2 OF THE PROXY CARD)

     The Board of Directors has selected, subject to ratification by the stockholders of the Company at the Annual Meeting, the firm of Deloitte & Touche LLP to serve as the independent auditors for the Company for the fiscal year ending December 31, 1997. Deloitte & Touche LLP has served as the Company's independent auditors since 1984. A representative of Deloitte & Touche LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

     A majority of the votes properly cast at the meeting is required to ratify and approve the selection of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 1997.

     BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                                 OTHER MATTERS

SOLICITATION OF PROXIES

     The cost of solicitation of proxies in the form enclosed herewith will be borne by the Company. In addition to the solicitation of proxies by mail, the Directors, officers and employees of the Company may also solicit proxies personally or by telephone without special compensation for such activities. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such holders for their reasonable expenses. The Company also may retain a proxy solicitation firm to assist in soliciting proxies. The costs of retaining such a firm would depend upon the amount and type of services rendered, but the Company does not expect the cost to exceed $5,000.

STOCKHOLDER PROPOSALS

     For a proposal of a stockholder to brought before the Company's 1998 Annual Meeting of Stockholders, it must be received in writing at the principal executive offices of the Company not earlier than January 29, 1998 or later than March 30, 1998.

     A stockholder proposal submitted pursuant to Exchange Act Rule 14a-8 for inclusion in the Company's proxy statement and form of proxy for the 1998 annual meeting of stockholders must be received by December 16, 1997. Such a proposal must also comply with the requirements as to form and substance established by the Securities and Exchange Commission for such a proposal to be included in the proxy statement and form of proxy. Any such proposal should be mailed to:
Brooktrout Technology, Inc., 410 First Avenue, Needham, Massachusetts 02194,
Attn: Clerk.

OTHER MATTERS

     The Board of Directors does not know of any matters other than those described in this Proxy Statement which will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 previously filed with the Securities and Exchange Commission (the "SEC") pursuant to the Exchange Act, and all other reports filed pursuant to
Section 13(a) or 15(d) of the Exchange Act since December 31, 1996, are incorporated into this Proxy Statement by reference. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated September 30, 1992 previously filed with the SEC pursuant to the Exchange Act is also incorporated herein by reference.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement and prior to the Shareholder Meeting to which this Proxy Statement relates shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any subsequent filed document which also is or is deemed to be incorporated by reference herein or in any accompanying Proxy Statement Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Proxy Statement or any supplement thereto, except as so modified or superseded.

     THIS PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF ANY SUCH DOCUMENTS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED HEREIN BY REFERENCE, ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT IS DELIVERED UPON REQUEST MADE TO INVESTOR RELATIONS, BROOKTROUT TECHNOLOGY, INC., 410 FIRST AVENUE, NEEDHAM, MASSACHUSETTS 02194, ATTENTION: ROBERT C. LEAHY, VICE PRESIDENT OF FINANCE AND OPERATIONS, (TELEPHONE: 617-449-4100).

     REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD TODAY.

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                          BROOKTROUT TECHNOLOGY, INC.

            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS -- MAY 15, 1997

    The undersigned hereby constitutes and appoints Eric R. Giler and Robert C. Leahy, and each of them, as Proxies of the undersigned, with full power of substitution, and authorizes each of them to represent and to vote all shares of Common Stock of Brooktrout Technology, Inc. (the "Company") held by the undersigned as of the close of business on March 21, 1997, at the Annual Meeting of Stockholders to be held at Fleet National Bank, 75 State Street, Eighth Floor Conference Center, Boston, Massachusetts on Thursday, May 15, 1997, at 10:00 a.m., local time, and at any adjournments or postponements thereof.

    When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder(s) and if not direction is given, this proxy will be voted for the election of all the nominees listed in Proposal 1 and for the item described in Proposal 2 and at the Proxies' discretion upon such other business as may properly come before the meeting. The Board of Directors recommends a vote "FOR" all nominees. A stockholder wishing to vote in accordance with the Board of Directors' recommendations need only sign and date this proxy and return it in the envelope provided.

PLEASE MARK WITH AN X IN BLUE OR BLACK INK.
                    -
1. Proposal to elect the following persons as Class II Directors: Patrick T. Hynes and W. Brooke Tunstall.

       [ ] FOR all nominees                [ ] WITHHELD from all nominees

FOR, except vote withheld from the following nominee [ ]
                                                         ----------------------

2. Proposal to ratify and approve the selection of Deloitte & Touche LLP as the independent auditors of the Company for the fiscal year ending December 31, 1997.
                 FOR [ ]        AGAINST [ ]        ABSTAIN [ ]

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    The undersigned hereby acknowledge(s) receipt of a copy of the accompanying
Notice of Annual Meeting of Stockholders, the Proxy Statement with respect thereto and the Company's 1996 Annual Report to Stockholders, and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is executed.

(Please sign name exactly as shown. Where there is more than one holder, each should sign the proxy. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized person, stating his or her title or authority.)

             Dated:, 1997 ---------------------------------------------------

                          ---------------------------------------------------

                          ---------------------------------------------------
                          Signature(s) of Stockholder(s)



          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

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